                            CERTIFICATE OF TRUST
                                     OF
                        BANCORP HAWAII CAPITAL TRUST 1

            The undersigned, the trustees of Bancorp Hawaii Capital Trust 1, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

            (a) The name of the business trust being formed hereby (the "Trust") is "Bancorp Hawaii Capital Trust 1"

            (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware are as follows;

                 The Bank of New York  (Delaware)
                 White Clay Center, Route 273
                 New Castle County
                 Newark, DE  19711

           (e) The Trust created hereby shall terminate on December 23, 2050.

           (d) This Certificate of Trust shall be effective as of the date of filing.

Dated:  December 23, 1996


                                /s/ David A. Houle
                               --------------------
                                David A. Houle, not in his individual
                                capacity, but soley as Administrative
                                Trustee



                                /s/ Joseph T. Kiefer
                              ----------------------
                              Joseph T. Kiefer not in his individual
                              capacity, but soley as Administrative
                              Trustee



                             THE BANK OF NEW YORK (DELAWARE),
                              not in its individual capacity
                              but solely as Delaware Trustee


                             By: /s/ Melissa Beneduce
                                ---------------------
                               Name:  Melissa Beneduce
                               Title: Assistant Vice President



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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/30/1996
                                                           960387102-2698771


                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                         BANCORP HAWAII CAPITAL TRUST 1

        The undersigned, being an Administrative Trustee of Bancorp Hawaii Capital Trust 1 organized and existing under and by virtue of the Delaware Business Trust Act (the "Trust"), does hereby certify as follows:

        FIRST: That the Certificate of Trust of the Trust was filed with the Secretary of State of the State of Delaware on December 23, 1996.

        SECOND: That the name under which the Trust was formed is Bancorp Hawaii Capital Trust 1.

        THIRD: That effective as of the date of filing this Certificate of Amendment, Paragraph (a) of the Certificate of Trust of the Trust is hereby amended to read in its entirety as follows:

        "(a). The name of the business trust being formed hereby (the "Trust") is "Bancorp Hawaii Capital Trust I."

        IN WITNESS WHEREOF, this Certificate has been executed this 30th day of December, 1996.



                                 /s/ Joseph T. Kiefer
                                -----------------------------------
                                Joseph T. Kiefer, not in his
                                individual capacity, but
                                solely in his capacity as
                                Administrative Trustee